EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

EXCHANGE ACT RULE 13a-14(a)/15d-14(a)

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert L. Howard-Anderson, Chief Executive Officer of Occam Networks, Inc., certify that:

1.	I have reviewed this annual report on Form 10-K/A of Occam Networks, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 15, 2005

/s/ Robert L. Howard-Anderson
Robert L. Howard-Anderson
President and Chief Executive Officer